UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHEETAH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	37-1763227
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Condominio Torres Paseo Colon #604 San Jose, Costa Rica
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-203080

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

A description of the common stock, par value $0.001 per share (the "Common Stock"), of Cheetah Enterprises, Inc., a Nevada corporation (the "Registrant"), to be registered hereunder is set forth under the caption "Description of Securities to be Registered" in the prospectus included in the Registrant's registration statement on Form S-1/A (Registration Statement No. 333-203080) declared effective by the Securities and Exchange Commission (the "Commission") on June 25, 2015, as subsequently amended, including any amendment or report updating such description, and is incorporated herein by reference.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHEETAH ENTERPRISES, INC.
(Registrant)

Date: July 27, 2016	By:	/s/ Shane Drdul
Shane Drdul
Chief Executive Officer and Chief Financial Officer